SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PACIFIC SCIENTIFIC

          GABELLI FUNDS, INC.

               THE GABELLI EQUITY TRUST, INC.
                                 2/11/98          20,000             30.0500
               THE GABELLI ASSET FUND
                                 2/11/98          55,000             30.0500
                                 2/11/98          35,000             30.0500
               THE GABELLI SMALL CAP GROWTH FUND
                                 2/11/98          15,000             30.0500

          GAMCO INVESTORS, INC.
                                 2/11/98          10,000             30.0500
                                 2/11/98           5,000             30.0700
                                 2/11/98          15,000             30.0500
                                 2/11/98           5,000             30.0500
                                 2/11/98          32,500             30.0500

          GABELLI ASSOCIATES FUND
                                 2/11/98          10,000             30.0300
                                 2/11/98          50,000             30.0500














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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